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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 21, 1995
                                                  --------------


                            United Bankshares, Inc.
                            -----------------------
             (Exact name of registrant as specified in its charter)


          West Virginia              0-13322         55-0641179
- ---------------------------------  -----------   ------------------
(State or other jurisdiction of    (Commission   (I.R.S. Employer
 incorporation or organization)    File No.)     Identification No.)


     300 United Center
     500 Virginia Street, East
     Charleston, West Virginia                                25301
     -------------------------                                -----
(Address of principal executive offices)                     Zip Code


                                 (304) 424-8761
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
             (Former name or address, if changed since last report)
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 Item 5.  Other Events
 ---------------------


     On July 21, 1995, United Bankshares, Inc. Board of Directors approved a plan to purchase up to a total of $15 million of the company's common stock on the open market. The timing price, and quantity of any such purchases under the plan will be at the discretion of the company and the plan may be discontinued, suspended or restarted at any time. All prior plans have been discontinued.
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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNITED BANKSHARES, INC.


Date    July 26, 1995             By   /s/ Joseph Wm. Sowards
    ---------------------            ---------------------------------
                                      Joseph Wm. Sowards
                                      Its Executive Vice President
                                      and Secretary